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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 1998, relating to the consolidated financial statements as of October 31, 1997 and for each of the two years in the period ended October 31, 1997 which appears in TCA Cable TV, Inc's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the references under the headings "Experts" in such Registration Statement.

                                             PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
July 26, 1999